Exhibit 1.1

AMENDED & RESTATED

DEALER MANAGER AGREEMENT

September     , 2022

Apollo Global Securities, LLC

9 West 57th Street

New York, New York 10019

This Amended & Restated Dealer Manager Agreement (this “Agreement”) is entered into by and between Apollo Realty Income Solutions, Inc., a Maryland corporation (the “Company”) and Apollo Global Securities, LLC (the “Dealer Manager”) and amends and restates the Dealer Manager Agreement between the Company and Dealer Manager dated June 29, 2022.

The Company has filed one or more registration statements with the U.S. Securities and Exchange Commission (the “SEC”) that are listed on Schedule 1 to this Agreement (each, a “Registration Statement”), which Schedule 1 may be amended from time to time with the written consent of the Company and the Dealer Manager. In this Agreement, unless explicitly stated otherwise, “the Registration Statement” means, at any given time, each of the registration statements listed on Schedule 1, as such Schedule 1 may be amended from time to time, as each such registration statement is finally amended and revised at the effective date of such registration statement (including at the effective date of any post-effective amendment thereto).

Each Registration Statement shall register an ongoing offering (each, an “Offering”) of the Company’s common stock, $0.01 par value per share (“Common Stock”), which may consist of any combination of Class S, Class D, Class I, Class F-S, Class F-D, Class F-I, Class A-I shares, Class A-II shares, and Class A-III shares of Common Stock (the “Shares”). In this Agreement, unless explicitly stated otherwise, “the Offering” means each Offering covered by a Registration Statement and “Shares” means the Shares being offered in the Offering.

The Offering is and shall be comprised of a maximum amount of Shares set forth in the Prospectus (as defined in Section 1.a. below) that will be issued and sold to the public at the public offering prices per Share set forth in the Prospectus pursuant to a primary offering (the “Primary Shares”) and the Company’s distribution reinvestment plan (the “DRIP Shares”). In connection with the Offering, the minimum purchase by any one person shall be as set forth in the Prospectus (except as otherwise indicated in any letter or memorandum from the Company to the Dealer Manager). In this Agreement, unless explicitly stated otherwise, any references to the Registration Statement, the Offering, the Shares or the Prospectus with respect to each other shall mean only those that are all related to the same Registration Statement.

The Company is offering the following classes of Shares: Class S Shares, Class D Shares, Class I Shares, Class F-S Shares, Class F-D Shares, Class F-I Shares, Class A-I Shares, Class A-II Shares, and Class A-III Shares. The differences between the classes of Shares and the eligibility requirements for each class are described in detail in the Prospectus. The Shares are to be offered and sold to the public as described under the “Plan of Distribution” section of the Prospectus. Except as otherwise agreed by the Company and the Dealer Manager, Shares sold through the Dealer Manager are to be sold through the Dealer Manager, as the dealer manager, and the broker-dealers (each a “Selected Dealer” and collectively, the “Selected Dealers”) with whom the Dealer Manager has entered into or will enter into a selected dealer agreement related to the distribution of Shares substantially in the form attached to this Agreement as Exhibit A or such other form as approved by the Company (each a “Selected Dealer Agreement”) at a purchase price (i) equal to a fixed amount plus applicable upfront selling commissions and dealer manager fees prior to the satisfaction of any minimum offering contingency described in the Prospectus, including any continuing escrow obligations imposed by certain states as described in the Prospectus (the “Minimum Offering”); and (ii) after the Minimum Offering is satisfied, generally equal to the Company’s prior month’s net asset value (“NAV”) per share applicable to the class of Shares being purchased (as calculated in accordance with the procedures described in the Prospectus), or at a different offering price made available to investors in cases where the Company believes there has been a material change to the NAV per Share since the end of the prior month, plus in either case any applicable upfront selling commissions and dealer manager fees, subject in certain circumstances to reductions thereof as described in the Prospectus.

For stockholders who participate in the Company’s distribution reinvestment plan (the “DRIP”), the cash distributions attributable to the class of Shares that each stockholder owns will be automatically invested in additional Shares of the same class. The DRIP Shares are to be issued and sold to stockholders of the Company at a purchase price equal to the then-current Primary Share offering price per Share before any applicable selling commissions and dealer manager fees (the “transaction price”) of the applicable class of Shares on the date that the distribution is payable.

Terms not defined herein shall have the same meaning as in the Prospectus. Now, therefore, the Company hereby agrees with the Dealer Manager as follows:

1. Representations and Warranties of the Company: The Company represents and warrants to the Dealer Manager and each Selected Dealer participating in an Offering, with respect to such Offering, as applicable, that:

a. A Registration Statement with respect to the Shares has been prepared by the Company in accordance with applicable requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the applicable rules and regulations (the “Rules and Regulations”) of the SEC promulgated thereunder, covering the Shares. Copies of such Registration Statement and each amendment thereto have been or will be delivered to the Dealer Manager. The prospectus contained therein, as finally amended and revised at the effective date of the Registration Statement (including at the effective date of any post-effective amendment thereto), is hereinafter referred to as the “Prospectus,” except that if the prospectus or prospectus supplement filed by the Company pursuant to Rule 424(b) under the Securities Act shall differ from the Prospectus on file at the Effective Date, the term “Prospectus” shall also include such prospectus or prospectus supplement filed pursuant to Rule 424(b). “Effective Date” means the applicable date upon which the Registration Statement or any post-effective amendment thereto is or was first declared effective by the SEC. “Filing Date” means the applicable date upon which the initial Prospectus or any amendment or supplement thereto is filed with the SEC.

b. The Company has been duly and validly organized and formed as a corporation under the laws of the state of Maryland, with the power and authority to conduct its business as described in the Prospectus.

c. As of the Effective Date or Filing Date, as applicable, the Registration Statement and Prospectus complied or will comply in all material respects with the Securities Act and the Rules and Regulations. The Registration Statement, as of the applicable Effective Date, does not and will not contain any untrue statements of material facts or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and the Prospectus as of the applicable Filing Date, does not and will not contain any untrue statements of material facts or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, provided, however, that the foregoing provisions of this Section 1.c. will not extend to such statements contained in or omitted from the Registration Statement or Prospectus as are primarily within the knowledge of the Dealer Manager or any of the Selected Dealers and are based upon information furnished by the Dealer Manager in writing to the Company specifically for inclusion therein.

d. The Company intends to use the funds received from the sale of the Shares as set forth in the Prospectus.

e. No consent, approval, authorization or other order of any governmental authority is required in connection with the execution or delivery by the Company of this Agreement or the issuance and sale by the Company of the Shares, except such as may be required under the Securities Act and the Rules and Regulations, by the Financial Industry Regulatory Authority, Inc. (“FINRA”), or applicable state securities laws.

f. Unless otherwise described in the Registration Statement and Prospectus, there are no actions, suits or proceedings pending or to the knowledge of the Company, threatened against the Company at law or in equity or before or by any federal or state commission, regulatory body or administrative agency or other governmental body, domestic or foreign, which will have a material adverse effect on the business or property of the Company.

g. The execution and delivery of this Agreement, the consummation of the transactions herein contemplated and compliance with the terms of this Agreement by the Company will not conflict with or constitute a default under any charter, by-law, indenture, mortgage, deed of trust, lease, rule, regulation, writ, injunction or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company, except to the extent that the enforceability of the indemnity and/or contribution provisions contained in Section 4 of this Agreement may be limited under applicable securities laws.

h. The Company has full legal right, power and authority to enter into this Agreement and to perform the transactions contemplated hereby, except to the extent that the enforceability of the indemnity and/or contribution provisions contained in Section 4 of this Agreement may be limited under applicable securities laws.

i. At the time of the issuance of the Shares, the Shares will have been duly authorized and, when issued and sold as contemplated by the Prospectus and the Company’s charter, as amended and supplemented, and upon payment therefor as provided by the Prospectus and this Agreement, will be validly issued, fully paid and nonassessable and will conform to the description thereof contained in the Prospectus.

j. Each “significant subsidiary” of the Company (as such term is defined in Rule 1-02 of Regulation S-X) and each other entity in which the Company holds a direct or indirect ownership interest that is material to the Company (each, a “Subsidiary” and, collectively, the “Subsidiaries”) has been duly organized or formed and is validly existing as a corporation, partnership, limited liability company or similar entity in good standing under the laws of the jurisdiction of its incorporation or organization, has power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to be so qualified would not reasonably be expected to have a material adverse effect. Except as otherwise disclosed in the Registration Statement, all of the issued and outstanding capital stock or other equity interests of each Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through Subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock or other equity interests of any Subsidiary was issued in violation of the preemptive or similar rights of any stockholder or equity holder of such Subsidiary. The only direct Subsidiaries of the Company as of the date of the Registration Statement or the most recent amendment to the Registration Statement, as applicable, are the Subsidiaries described in the Registration Statement or such amendment to the Registration Statement.

k. Except as otherwise disclosed in the Registration Statement and the Prospectus, the Company owns or possesses, has the right to use or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by the Company, except where the failure to have such ownership or possession would not, singly or in the aggregate, have a material adverse effect.

l. The Company has filed all material federal, state and foreign income tax returns, which have been required to be filed, on or before the due date (taking into account all extensions of time to file) and has paid or provided for the payment of all taxes indicated by said returns and all assessments received by the Company to the extent that such taxes or assessments have become due, except where the Company is contesting such assessments in good faith.

m. The financial statements of the Company included in the Prospectus present fairly in all material respects the financial position of the Company as of the date indicated and the results of its operations for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis.

n. The Company does not intend to conduct its business so as to be an “investment company” as that term is defined in the Investment Company Act of 1940, as amended, and the rules and regulations thereunder, and it will exercise reasonable diligence to ensure that it does not become an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

o. The Company complies in all material respects with applicable privacy provisions of the Gramm-Leach-Bliley Act of 1999 (the “GLB Act”) and applicable provisions of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (USA PATRIOT Act) of 2001, as amended (the “USA PATRIOT Act”).

p. Any and all printed sales literature or other materials which have been approved in advance in writing by the Company and appropriate regulatory agencies for use in the Offering (“Authorized Sales Materials”) prepared by the Company and any of its affiliates (excluding the Dealer Manager) specifically for use with potential investors in connection with the Offering, when used in conjunction with the Prospectus, did not at the time provided for use, and, as to later provided materials, will not at the time provided for use, include any untrue statement of a material fact nor did they at the time provided for use, or, as to later provided materials, will they, omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made and when read in conjunction with the Prospectus, not misleading. If at any time any event occurs that is known to the Company as a result of which such Authorized Sales Materials when used in conjunction with the Prospectus would include an untrue statement of a material fact or, in view of the circumstances under which they were made, omit to state any material fact necessary to make the statements therein not misleading, the Company will notify the Dealer Manager thereof.

2. Covenants of the Company. The Company covenants and agrees with the Dealer Manager that:

a. It will, at no expense to the Dealer Manager, furnish the Dealer Manager with such number of printed copies of the Registration Statement, including all amendments and exhibits thereto, as the Dealer Manager may reasonably request. It will similarly furnish to the Dealer Manager and others designated by the Dealer Manager as many copies of the following documents as the Dealer Manager may reasonably request: (i) the Prospectus in preliminary and final form and every form of supplemental or amended prospectus; (ii) this Agreement; and (iii) any other Authorized Sales Materials.

b. It will furnish such proper information and execute and file such documents as may be necessary for the Company to qualify the Shares for offer and sale under the securities laws of such jurisdictions as the Dealer Manager may reasonably designate and will file and make in each year such statements and reports as may be required. The Company will furnish to the Dealer Manager upon request a copy of such papers filed by the Company in connection with any such qualification.

c. It will: (i) use its best efforts to cause the Registration Statement to become effective; (ii) furnish copies of any proposed amendment or supplement of the Registration Statement or Prospectus to the Dealer Manager; (iii) file every amendment or supplement to the Registration Statement or the Prospectus that may be required by the SEC; and (iv) if at any time the SEC shall issue any stop order suspending the effectiveness of the Registration Statement, it will promptly notify the Dealer Manager and, to the extent the Company determines such action is in the best interests of the Company, use its commercially reasonable efforts to obtain the lifting of such order.

d. If at any time when a Prospectus is required to be delivered under the Securities Act any event occurs as a result of which, in the opinion of either the Company or the Dealer Manager, the Prospectus would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in view of the circumstances under which they were made, not misleading, the Company will promptly notify the Dealer Manager thereof (unless the information shall have been received from the Dealer Manager) and will effect the preparation of an amended or supplemental Prospectus that will correct such statement or omission. The Company will then promptly prepare such amended or supplemental Prospectus or Prospectuses as may be necessary to comply with the requirements of Section 10 of the Securities Act.

e. It will disclose a per share estimated value of the Shares and related information in accordance with the requirements of FINRA Rule 2310(b)(5).

f. It will use best efforts to assist the Dealer Manager in obtaining any required approval of FINRA in connection with the Offering; the Company will be responsible to pay any FINRA filing fees.

3. Obligations and Compensation of the Dealer Manager.

a. The Company hereby appoints the Dealer Manager as its agent and principal distributor for the purpose of selling for cash to the public up to the maximum amount of Shares set forth in the Prospectus (subject to the Company’s right of reallocation, as described in the Prospectus) through Selected Dealers, all of whom shall be members of FINRA. The Dealer Manager hereby accepts such agency and distributorship and agrees to use its best efforts to sell, and cause the Selected Dealers to sell, the Shares on said terms and conditions set forth in the Prospectus with respect to each Offering and any additional terms or conditions specified in Schedule 2 to this Agreement, as it may be amended from time to time. The Dealer Manager represents to the Company that it is a member of FINRA and that it and its representatives have all required licenses and registrations to act under this Agreement. With respect to the Dealer Manager’s participation in the distribution of the Shares in the Offering, the Dealer Manager agrees to comply, and require in the Selected Dealer Agreement that the Selected Dealers comply, in all material respects with the applicable requirements of the Securities Act, the Rules and Regulations, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder, and all other state or federal laws, rules and regulations applicable to the Offering and the sale of Shares including Regulation Best Interest, all applicable state securities or blue sky laws and regulations, and the rules of FINRA applicable to the Offering, from time to time in effect, including, without limitation, FINRA Rules 2030 (Engaging in Distribution and Solicitation Activities with Government Entities), 2040 (Payments to Unregistered Persons), 2111 (Suitability), 2310 (Direct Participation Programs), 5110 (Corporate Financing Rule – Underwriting Terms and Arrangements) and 5141 (Sale of Securities in a Fixed Price Offering).

b. The Dealer Manager shall comply, and require in the Selected Dealer Agreement that the Selected Dealers comply, with the following: (i) the privacy standards and requirements of the GLB Act; (ii) the privacy standards and requirements of any other applicable federal or state law; and (iii) its own internal privacy policies and procedures, each as may be amended from time to time.

c. Promptly after the initial Effective Date of the Registration Statement, the Dealer Manager and the Selected Dealers shall commence the offering of the Shares in the Offering for cash to the public in jurisdictions in which the Shares are registered or qualified for sale or in which such offering is otherwise permitted. The Dealer Manager and the Selected Dealers will immediately suspend or terminate offering of the Shares upon request of the Company at any time and will resume offering the Shares upon subsequent request of the Company.

d. Subject to volume discounts and other special circumstances described in or otherwise provided in this Agreement and under the “Plan of Distribution” section of the Prospectus, which may be amended, restated or supplemented from time to time, the Company will pay to the Dealer Manager selling commissions in connection with sales of Class S Shares, Class D Shares, Class F-S Shares, and Class F-D Shares, as described in Schedule 2 to this Agreement. The applicable upfront selling commissions payable to the Dealer Manager will be paid substantially concurrently with the execution by the Company of orders submitted by purchasers of Class S Shares, Class D Shares, Class F-S Shares, and Class F-D Shares, and all or a portion of the selling commissions may be reallowed by the Dealer Manager to the Selected Dealers who sold the Class S Shares, Class D Shares, Class F-S Shares, or Class F-D Shares giving rise to such selling commissions, as described more fully in the Selected Dealer Agreement entered into with each such Selected Dealer. The Company will not pay selling commissions in connection with sales of Class I Shares, Class F-I Shares, Class A-I Shares, Class A-II Shares, and Class A-III Shares.

e. Subject to volume discounts and other special circumstances described in or otherwise provided in this Agreement and under the “Plan of Distribution” section of the Prospectus, which may be amended, restated or supplemented from time to time, the Company will pay to the Dealer Manager dealer manager fees in connection with sales of Class S Shares and Class F-S Shares, as described in Schedule 2 to this Agreement. The applicable upfront dealer manager fees payable to the Dealer Manager will be paid substantially concurrently with the execution by the Company of orders submitted by purchasers of Class S Shares and Class F-S Shares and all or a portion of the dealer manager fees may be reallowed by the Dealer Manager to the Selected Dealers who sold the Class S Shares and Class F-S Shares giving rise to such dealer manager fees, as described more fully in the Selected Dealer Agreement entered into with each such Selected Dealer.

f. Except as may be provided in the “Plan of Distribution” section of the Prospectus, which may be amended, restated or supplemented from time to time, subject to the limitations set forth in Section 3.g. below, the Company will pay to the Dealer Manager a stockholder servicing fee with respect to sales of Class S Shares, Class D Shares, Class F-S Shares, and Class F-D Shares, all as described in Schedule 2 to this Agreement (the “Servicing Fee”). The Company will pay the Servicing Fee to the Dealer Manager monthly in arrears. The Dealer Manager may reallow all or a portion of the Servicing Fee to any Selected Dealers who sold the Class S Shares, Class D Shares, Class F-S Shares, or Class F-D Shares giving rise to a portion of such Servicing Fee to the extent the Selected Dealer Agreement with such Selected Dealer provides for such a reallowance and such Selected Dealer is in compliance with the terms of such Selected Dealer Agreement related to such reallowance.

Notwithstanding the foregoing, subject to the terms of the Prospectus, at such time as the Selected Dealer who sold the Class S Shares, Class D Shares, Class F-S Shares, or Class F-D Shares giving rise to a portion of the Servicing Fee is no longer the broker-dealer of record with respect to such Class S Shares, Class D Shares, Class F-S Shares, or Class F-D Shares or that the Selected Dealer no longer satisfies any or all of the conditions in its Selected Dealer Agreement for the receipt of the Servicing Fee, then Selected Dealer’s entitlement to the Servicing Fees related to such Class S Shares, Class D Shares, Class F-S Shares, or Class F-D Shares, as applicable, shall cease in, and Selected Dealer shall not receive the Servicing Fee for any month in which Selected Dealer is not eligible on the last day of the month. Broker-dealer transfers will be made effective as of the start of the first business day of a month.

Thereafter, such Servicing Fees may be reallowed to the then-current broker-dealer of record of the Class S Shares, Class D Shares, Class F-S Shares, or Class F-D Shares, as applicable, if any such broker-dealer of record has been designated (the “Servicing Dealer”), to the extent such Servicing Dealer has entered into a Selected Dealer Agreement or similar agreement with the Dealer Manager (“Servicing Agreement”), such Selected Dealer Agreement or Servicing Agreement with the Servicing Dealer provides for such reallowance and the Servicing Dealer is in compliance with the terms of such agreement related to such reallowance. In this regard, all determinations will be made by the Dealer Manager in good faith in its sole discretion. The Selected Dealer is not entitled to any Servicing Fee with respect to Class I Shares, Class F-I Shares, Class A-I Shares, Class A-II Shares, or Class A-III Shares. The Dealer Manager may also reallow some or all of the Servicing Fee to other broker-dealers who provide services with respect to the applicable Shares (who shall be considered additional Servicing Dealers) pursuant to a Servicing Agreement with the Dealer Manager to the extent such Servicing Agreement provides for such reallowance and such additional Servicing Dealer is in compliance with the terms of such agreement related to such reallowance, in accordance with the terms of such Servicing Agreement.

g. The Dealer Manager shall cease receiving the Servicing Fee with respect to any Class S Shares, Class D Shares, Class F-S Shares, or Class F-D Shares held in a stockholder’s account at the end of the month in which the Dealer Manager, in conjunction with the transfer agent, determines that total selling commissions, dealer manager fees and Servicing Fees paid with respect to such Shares would exceed, in the aggregate, 8.75% (or such other percentage not exceeding 10% as determined by the Company’s board of directors and disclosed by the Company in a press release or in a document publicly filed with the SEC pursuant to the Exchange Act) of the gross proceeds from the sale of such Shares (including the gross proceeds of any Shares issued under the DRIP with respect thereto). At the end of such month, such Class S Shares or Class D Shares (and any Shares issued under the DRIP with respect thereto) held in a stockholder’s account shall automatically convert without any action on the part of the holder thereof into a number of Class I Shares (including any fractional Shares), with an equivalent aggregate NAV as such Share and Class F-S Shares or and Class F-D Shares (and any Shares issued under the DRIP with respect thereto) held in a stockholder’s account shall automatically convert without any action on the part of the holder thereof into a number of Class F-I Shares (including any fractional shares) with an equivalent aggregate NAV as such Share.

In addition, the Dealer Manager will cease receiving the Servicing Fee on Class S Shares, Class D Shares, Class F-S Shares, and Class F-D Shares in connection with an Offering (i.e., pursuant to the Registration Statement for such Offering) upon the earlier to occur of the following:

(i)    the merger or consolidation of the Company with or into another entity or the sale or other disposition of all or substantially all of the Company’s assets; or

(ii)    the end of the month following the completion of the Offering on which, in the aggregate, underwriting compensation from all sources in connection with such Offering, including selling commissions, dealer manager fees, the Servicing Fee and other underwriting compensation, is equal to ten percent (10%) of the gross proceeds from Primary Shares sold in the Offering, as determined in good faith by the Dealer Manager in its sole discretion.

The Company will also cease paying the Servicing Fee on Class S Shares, Class D Shares, Class F-S Shares, and Class F-D Shares upon the listing of a class of common stock or such later date or dates not to exceed twelve months from the date of listing as shall be approved by the Company’s board of directors with respect to all or any portion of the outstanding shares of the class or classes of common stock that are not so listed, each share of the class or classes of common stock that are not so listed or of such portion thereof will automatically and without any action on the part of the holder thereof convert into a number of shares of the class of common stock that is listed with an equivalent NAV as such share.

For purposes of this Agreement, the portion of the Servicing Fee accruing with respect to Class S Shares, Class D Shares, Class F-S Shares, and Class F-D Shares of the Company’s common stock issued (publicly or privately) by the Company during the term of a particular Offering, and not issued pursuant to a prior Offering, shall be underwriting compensation with respect to such particular Offering and not with respect to any other Offering.

h. The terms of any reallowance of selling commissions, dealer manager fees and the Servicing Fee shall be set forth in the Selected Dealer Agreement or Servicing Agreement entered into with the Selected Dealers or Servicing Dealers, as applicable. The Company will not be liable or responsible to any Selected Dealer or Servicing Dealer for direct payment of commissions, or any reallowance of dealer manager fees or the Servicing Fee to such Selected Dealer or Servicing Dealer, it being the sole and exclusive responsibility of the Dealer Manager for payment of commissions or any reallowance of dealer manager fees or the Servicing Fee to Selected Dealers and Servicing Dealers. Notwithstanding the foregoing, at the discretion of the Company, the Company may act as agent of the Dealer Manager by making direct payment of commissions, dealer manager fees or Servicing Fees to Selected Dealers on behalf of the Dealer Manager without incurring any liability.

i. In addition to the other items of underwriting compensation set forth in this Section 3, the Company and/or ARIS Management LLC (the “Advisor”) shall reimburse the Dealer Manager for all items of underwriting compensation referenced in the Prospectus, to the extent the Prospectus indicates that they will be paid by the Company or the Advisor, as applicable, and to the extent permitted pursuant to prevailing rules and regulations of FINRA.

j. In addition to reimbursement as provided under Section 3.i, and subject to prevailing rules and regulations of FINRA, the Company shall also pay directly or reimburse the Dealer Manager for reasonable bona fide due diligence expenses incurred by any Selected Dealer as described in the Prospectus. The Dealer Manager shall obtain from any Selected Dealer and provide to the Company a detailed and itemized invoice for any such due diligence expenses. Notwithstanding anything contained herein to the contrary, no payments or reimbursements made by the Company with respect to a particular Offering hereunder shall cause total organization and offering expenses, defined under NASAA Guidelines (as defined in Section 4.a. below) and FINRA rules, to exceed 15% of gross proceeds from such Offering.

k. The Dealer Manager represents and warrants to the Company and each person and firm that signs the Registration Statement that the information under the “Plan of Distribution” section of the Prospectus and all other information furnished to the Company by the Dealer Manager in writing expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus, or any amendment or supplement thereto does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

l. The Dealer Manager and all Selected Dealers will offer and sell the Shares at the public offering prices per share as determined in accordance with the Prospectus.

4. Indemnification.

a. To the extent permitted by the Company’s charter and the provisions of Article II.G of the Statement of Policy Regarding Real Estate Investment Trusts as adopted by the North American Securities Administrators Association, Inc. membership on May 7, 2007 (the “NASAA Guidelines”), and subject to the limitations below, the Company will indemnify and hold harmless the Selected Dealers and the Dealer Manager, their officers and directors and each person, if any, who controls such Selected Dealer or the Dealer Manager within the meaning of Section 15 of the Securities Act (the “Indemnified Persons”) from and against any losses, claims, damages or liabilities (“Losses”), joint or several, to which such Indemnified Persons may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such Losses (or actions in respect thereof) arise out of or are based upon

(i)    any untrue statement of a material fact contained in:

(A)    the Registration Statement, the Prospectus, any preliminary prospectus used prior to the effective date of the Registration Statement or any post-effective amendment or supplement to any of them; or

(B)    any blue sky application or other document executed by the Company or on its behalf specifically for the purpose of qualifying any or all of the Shares for sale under the securities laws of any jurisdiction or based upon written information furnished by the Company under the securities laws thereof (any such application, document or information being hereinafter called a “Blue Sky Application”); or

(C)    any Authorized Sales Materials, or

(ii)    the omission to state in the Registration Statement, the Prospectus, any preliminary prospectus used prior to the effective date of the Registration Statement or any post-effective amendment or supplement to any of them or in any Blue Sky Application or Authorized Sales Materials a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

The Company will reimburse the Dealer Manager and each Indemnified Person of the Dealer Manager for any legal or other expenses reasonably incurred by the Dealer Manager or such Indemnified Person in connection with investigating or defending such Loss.

Notwithstanding the foregoing provisions of this Section 4.a., the Company may not indemnify or hold harmless the Dealer Manager, any Selected Dealer or any of their affiliates in any manner that would be inconsistent with the provisions to Article II.G of the NASAA Guidelines. In particular, but without limitation, the Company may not indemnify or hold harmless the Dealer Manager, any Selected Dealer or any of their affiliates for liabilities arising from or out of a violation of state or federal securities laws, unless one or more of the following conditions are met:

(i)    there has been a successful adjudication on the merits of each count involving alleged securities law violations;

(ii)    such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

(iii)    a court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which the securities were offered as to indemnification for violations of securities laws.

Further, notwithstanding the foregoing provisions of this Section 4.a., the Company will not be liable in any such case to the extent that any such Loss or expense arises out of or is based upon an untrue statement or omission made in reliance upon and in conformity with written information furnished (x) to the Company by the Dealer Manager or (y) to the Company or the Dealer Manager by or on behalf of any Selected Dealer specifically for use in the Registration Statement, the Prospectus, any preliminary prospectus used prior to the effective date of the Registration Statement or any post-effective amendment or supplement to any of them, any Blue Sky Application or any Authorized Sales Materials, and, further, the Company will not be liable for the portion of any Loss in any such case if it is determined that such Selected Dealer or the Dealer Manager was at fault in connection with such portion of the Loss, expense or action.

The foregoing indemnity agreement of this Section 4.a. is subject to the further condition that, insofar as it relates to any untrue statement or omission made in the Prospectus (or amendment or supplement thereto) that was eliminated or remedied in any subsequent amendment or supplement thereto, such indemnity agreement shall not inure to the benefit of an Indemnified Party from whom the person asserting any Losses purchased the Shares that are the subject thereof, if a copy of the Prospectus as so amended or supplemented was not sent or given to such person at or prior to the time the subscription of such person was accepted by the Company, but only if a copy of the Prospectus as so amended or supplemented had been supplied to the Dealer Manager or the Selected Dealer prior to such acceptance.

b. The Dealer Manager will indemnify and hold harmless the Company, its officers and directors (including any person named in the Registration Statement, with his consent, as about to become a director), each other person who has signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act (the “Company Indemnified Persons”), from and against any Losses to which any of the Company Indemnified Persons may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such Losses (or actions in respect thereof) arise out of or are based upon:

(i)    any untrue statement of a material fact contained in:

(A)    the Registration Statement, the Prospectus, any preliminary prospectus used prior to the effective date of the Registration Statement or any post-effective amendment or supplement to any of them;

(B)    any Blue Sky Application; or

(C)    any Authorized Sales Materials; or

(ii)    the omission to state in the Registration Statement, the Prospectus, any preliminary prospectus used prior to the effective date of the Registration Statement or any post-effective amendment or supplement to any of them or in any Blue Sky Application or Authorized Sales Materials a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that clauses (i) and (ii) apply, to the extent, but only to the extent, that such untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Dealer Manager specifically for use with reference to the Dealer Manager in the preparation of the Registration Statement, the Prospectus, any preliminary prospectus used prior to the effective date of the Registration Statement or any post-effective amendment or supplement to any of them or in preparation of any Blue Sky Application or Authorized Sales Materials; or

(iii)    any use of sales literature not authorized or approved by the Company or any use of “broker-dealer use only” materials with members of the public by the Dealer Manager in the offer and sale of the Shares or any use of sales literature in a particular jurisdiction if such material bears a legend denoting that it is not to be used in connection with the sale of Shares to members of the public in such jurisdiction; or

(iv)    any untrue statement made by the Dealer Manager or its representatives or agents or omission to state a fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading in connection with the offer and sale of the Shares; or

(v)    any material violation of this Agreement; or (vi) any failure to comply with applicable laws governing privacy issues, money laundering abatement and anti-terrorist financing efforts, including applicable rules of the SEC, FINRA and the USA PATRIOT Act; or (vii) any other failure to comply with applicable rules of FINRA or federal or state securities laws and the rules and regulations promulgated thereunder.

The Dealer Manager will reimburse the aforesaid parties for any legal or other expenses reasonably incurred by them in connection with investigating or defending such Loss, expense or action. This indemnity agreement will be in addition to any liability that the Dealer Manager may otherwise have.

c. Each Selected Dealer severally will indemnify and hold harmless the Company, the Dealer Manager, each of their officers and directors (including any person named in the Registration Statement, with his consent, as about to become a director), each other person who has signed the Registration Statement and each person, if any, who controls the Company or the Dealer Manager within the meaning of Section 15 of the Securities Act (the “Selected Dealer Indemnified Persons”) from and against any Losses to which a Selected Dealer Indemnified Person may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such Losses (or actions in respect thereof) arise out of or are based upon

(i)    any untrue statement of a material fact contained in:

(A)    the Registration Statement, the Prospectus, any preliminary prospectus used prior to the effective date of the Registration Statement or any post-effective amendment or supplement to any of them;

(B)    any Blue Sky Application; or

(C)    any Authorized Sales Materials; or

(ii)    the omission to state in the Registration Statement, the Prospectus, any preliminary prospectus used prior to the effective date of the Registration Statement or any post-effective amendment or supplement to any of them or in any Blue Sky Application or Authorized Sales Materials a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that clauses (i) and (ii) apply, to the extent, but only to the extent, that such untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Company or the Dealer Manager by or on behalf of the Selected Dealer specifically for use with reference to the Selected Dealer in the preparation of the Registration Statement, the Prospectus, any preliminary prospectus used prior to the effective date of the Registration Statement or any post-effective amendment or supplement to any of them or in preparation of any Blue Sky Application or Authorized Sales Materials; or

(iii)    any use of sales literature not authorized or approved by the Company or any use of “broker-dealer use only” materials with members of the public by the Selected Dealer in the offer and sale of the Shares or any use of sales literature in a particular jurisdiction if such material bears a legend denoting that it is not to be used in connection with the sale of Shares to members of the public in such jurisdiction; or

(iv)    any untrue statement made by the Selected Dealer or its representatives or agents or omission to state a fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading in connection with the offer and sale of the Shares; or

(v)    any material violation of this Agreement or the Selected Dealer Agreement entered into between the Dealer Manager and the Selected Dealer; or

(vi)    any failure or alleged failure to comply with all applicable laws, including, without limitation, laws governing privacy issues, money laundering abatement and anti-terrorist financing efforts, including applicable rules of the SEC, FINRA and the USA PATRIOT Act; or

(vii)    any other failure or alleged failure to comply with applicable rules of FINRA or federal or state securities laws and the rules and regulations promulgated thereunder. Each such Selected Dealer will reimburse each Selected Dealer Indemnified Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Loss, expense or action. This indemnity agreement will be in addition to any liability that such Selected Dealer may otherwise have.

d. Promptly after receipt by an indemnified party under this Section 4 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 4, notify in writing the indemnifying party of the commencement thereof. The failure of an indemnified party to so notify the indemnifying party will relieve the indemnifying party from any liability under this Section 4 as to the particular item for which indemnification is then being sought, but not from any other liability that it may have to any indemnified party. In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled, to the extent it may wish, jointly with any other indemnifying party similarly notified, to participate in the defense thereof, with separate counsel. Such participation shall not relieve such indemnifying party of the obligation to reimburse the indemnified party for reasonable legal and other expenses (subject to Section 4.e.) incurred by such indemnified party in defending itself, except for such expenses incurred after the indemnifying party has deposited funds sufficient to effect the settlement, with prejudice, of the claim in respect of which indemnity is sought. Any such indemnifying party shall not be liable to any such indemnified party on account of any settlement of any claim or action effected without the consent of such indemnifying party. Any indemnified party shall not be bound to perform or refrain from performing any act pursuant to the terms of any settlement of any claim or action effected without the consent of such indemnified party.

e. The indemnifying party shall pay all legal fees and expenses of the indemnified party in the defense of such claims or actions; provided, however, that the indemnifying party shall not be obliged to pay legal expenses and fees to more than one law firm in connection with the defense of similar claims arising out of the same alleged acts or omissions giving rise to such claims notwithstanding that such actions or claims are alleged or brought by one or more parties against more than one indemnified party. If such claims or actions are alleged or brought against more than one indemnified party, then the indemnifying party shall only be obliged to reimburse the expenses and fees of the one law firm that has been selected by a majority of the indemnified parties against which such action is finally brought; and in the event a majority of such indemnified parties are unable to agree on which law firm for which expenses or fees will be reimbursable by the indemnifying party, then payment shall be made to the first law firm of record representing an indemnified party against the action or claim. Such law firm shall be paid only to the extent of services performed by such law firm and no reimbursement shall be payable to such law firm on account of legal services performed by another law firm.

f. The indemnity agreements contained in this Section 4 shall remain operative and in full force and effect regardless of:

(i)    any investigation made by or on behalf of any Selected Dealer, or any person controlling any Selected Dealer or by or on behalf of the Company, the Dealer Manager or any officer or director thereof, or by or on behalf of any person controlling the Company or the Dealer Manager;

(ii)    delivery of any Shares and payment therefor; and

(iii)    any termination of this Agreement. A successor of any Selected Dealer or of any of the parties to this Agreement, as the case may be, shall be entitled to the benefits of the indemnity agreements contained in this Section 4.

5. Survival of Provisions.

a. The respective agreements, representations and warranties of the Company and the Dealer Manager set forth in this Agreement shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of the Dealer Manager or any Selected Dealer or any person controlling the Dealer Manager or any Selected Dealer or by or on behalf of the Company or any person controlling the Company, and (ii) the acceptance of any payment for the Shares.

b. The respective agreements of the Company and the Dealer Manager set forth in Sections 3.d. through 3.j. and Sections 4 through 14 of this Agreement shall remain operative and in full force and effect regardless of any termination of this Agreement.

6. Applicable Law. This Agreement was executed and delivered in, and its validity, interpretation and construction shall be governed by, the laws of the State of New York; provided however, that causes of action for violations of federal or state securities laws shall not be governed by this Section. Venue for any action brought hereunder shall lie exclusively in New York, New York.

7. Counterparts. This Agreement may be executed in any number of counterparts. Each counterpart, when executed and delivered, shall be an original contract, but all counterparts, when taken together, shall constitute one and the same Agreement.

8. Successors and Amendment.

a. This Agreement shall inure to the benefit of and be binding upon the Dealer Manager and the Company and their respective successors. Nothing in this Agreement is intended or shall be construed to give to any other person any right, remedy or claim, except as otherwise specifically provided herein. This Agreement shall inure to the benefit of the Selected Dealers to the extent set forth in Sections 1 and 4 hereof.

b. This Agreement may be amended by the written agreement of the Dealer Manager and the Company, provided, however, that the Dealer Manager may assign any or all of its rights and obligations under this Agreement to any affiliate on notice to the Company.

c. Schedule 1 may be amended from time to time with the written consent of the Company and the Dealer Manager. However, the addition or removal of Registration Statements from Schedule 1 shall only apply prospectively and shall not affect the respective agreements, representations and warranties of the Company and the Dealer Manager prior to such amendments to Schedule 1. For the avoidance of doubt, the parties acknowledge and agree that, upon the removal of a Registration Statement from Schedule 1, the representations, warranties and covenants in Sections 1 and 2 shall no longer continue to be made with respect to the Offering, the Shares or the Prospectus relating to such Registration Statement.

9. Term and Termination. Any party to this Agreement shall have the right to terminate this Agreement on 60 days’ written notice or immediately upon notice to the other party in the event that such other party shall have failed to comply with any material provision hereof. Upon expiration or termination of this Agreement, (a) the Company shall pay to the Selected Dealer Manager all earned but unpaid compensation and reimbursement for all incurred, accountable compensation to which the Dealer Manager is or becomes entitled under Section 3 pursuant to the requirements of that Section 3 at such times as such amounts become payable pursuant to the terms of such Section 3, offset by any losses suffered by the Company or any officer or director of the Company arising from the Dealer Manager’s breach of this Agreement or an action that would otherwise give rise to an indemnification claim against the Dealer Manager under Section 4.b. herein, and (b) the Dealer Manager shall promptly deliver to the Company all records and documents in its possession that relate to the Offering other than as required by law to be retained by the Dealer Manager. The Dealer Manager shall use its commercially reasonable efforts to cooperate with the Company to accomplish an orderly transfer of management of the Offering to a party designated by the Company.

10. Confirmation. The Company hereby agrees and assumes the duty to confirm on its behalf and on behalf of Selected Dealers who sell the Shares all orders for purchase of Shares accepted by the Company. Such confirmations will comply with the rules of the SEC and FINRA, and will comply with applicable laws of such other jurisdictions to the extent the Company is advised of such laws in writing by the Dealer Manager.

11. Prospectus and Authorized Sales Materials. The Dealer Manager agrees that it is not authorized or permitted to give and will not give, any information or make any representation concerning the Shares except as set forth in the Prospectus and any Authorized Sales Materials. The Dealer Manager further agrees (a) not to deliver any Authorized Sales Materials to any investor or prospective investor, to any broker-dealer that has not entered into a Selected Dealer Agreement or Servicing Agreement, or to any representatives or other associated persons of such a broker-dealer, unless it is accompanied or preceded by the Prospectus as amended and supplemented, (b) not to show or give to any investor or prospective investor or reproduce any material or writing that is supplied to it by the Company and marked “dealer only” or otherwise bearing a legend denoting that it is not to be used in connection with the sale of Shares to members of the public, and (c) not to show or give to any investor or prospective investor in a particular jurisdiction (and will similarly require Selected Dealers pursuant to the Selected Dealer Agreement) any material or writing that is supplied to it by the Company if such material bears a legend denoting that it is not to be used in connection with the sale of Shares to members of the public in such jurisdiction. The Dealer Manager, in its agreements with Selected Dealers, will include requirements and obligations of the Selected Dealers similar to those imposed upon the Dealer Manager pursuant to this section.

12. Suitability of Investors. The Dealer Manager, in its agreements with Selected Dealers, will require that the Selected Dealers offer Shares only to persons who meet the financial qualifications set forth in the Prospectus or in any suitability letter or memorandum sent to it by the Company and will only make offers to persons in the jurisdictions in which it is advised in writing that the Shares are qualified for sale or that such qualification is not required.

In offering Shares, the Dealer Manager, in its agreements with Selected Dealers, will require that the Selected Dealer comply with the provisions of all applicable rules and regulations relating to suitability of investors, including, without limitation, the provisions of Article III.C. of the NASAA Guidelines and any enhanced standard of care applicable under Regulation Best Interest promulgated under the Exchange Act.

The Dealer Manager, in its agreements with Selected Dealers, will require that the Selected Dealers shall sell Class D Shares, Class F-D Shares, Class I Shares, Class F-I Shares, Class A-I Shares, Class A-II Shares, and Class A-III Shares only to those persons who are eligible to purchase such shares as described in the Prospectus and only through those Selected Dealers who are authorized to sell such Shares.

The Dealer Manager, in its agreements with the Selected Dealers, shall require the Selected Dealers to maintain, for at least six years, a record of the information obtained to determine that an investor meets the financial qualification and suitability standards imposed on the offer and sale of the Shares.

13. Submission of Orders. The Dealer Manager will require in its agreements with each Selected Dealer that each Selected Dealer comply with the submission of orders procedures set forth in the form of Selected Dealer Agreement attached as Exhibit A to this Agreement.

To the extent the Dealer Manager is involved in the distribution process other than through a Selected Dealer, the Dealer Manager will comply with such submission of orders procedures, and will require each person desiring to purchase Shares in the Offering to complete and execute a subscription agreement in the form filed as an appendix to the Prospectus (a “Subscription Agreement”) in the form provided by the Company to the Dealer Manager for use in connection with the Offering and to deliver to the Dealer Manager or as otherwise directed by the Dealer Manager such completed and executed Subscription Agreement together with a check or wire transfer (“instrument of payment”) in the amount of such person’s purchase, which must be at least the minimum purchase amount set forth in the Prospectus.

Subscription Agreements and instruments of payment will be transmitted by the Dealer Manager to the escrow agent described in the Prospectus and Subscription Agreement for any Offering in which there is a Minimum Offering that has not yet been satisfied or, after any such Minimum Offering is satisfied or if no such Minimum Offering is applicable to an Offering, to the Company, as soon as practicable, but in any event by the end of the second business day following receipt by the Dealer Manager.

If the Dealer Manager receives a Subscription Agreement or instrument of payment not conforming to the instructions set forth in the form of Selected Dealer Agreement, the Dealer Manager shall return such Subscription Agreement and instrument of payment directly to such subscriber not later than the end of the next business day following its receipt. Instruments of payment of rejected subscribers will be promptly returned to such subscribers.

14. Notice. Notices and other writings contemplated by this Agreement shall be delivered via (a) hand, (b) first class registered or certified mail, postage prepaid, return receipt requested, (c) a nationally recognized overnight courier or (d) email. All such notices shall be addressed, as follows:

If to the Dealer Manager:	Apollo Global Securities, LLC Attn: Amanda Huttenlocher 9 West 57th Street New York, New York 10019 Email: ahuttenlocher@apollo.com

If to the Company:	Apollo Realty Income Solutions, Inc. Attn: John Calace 9 West 57th Street New York, New York 10019 Email: jcalace@apollo.com

If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter and your acceptance shall constitute a binding agreement between us as of the date first above written.

Very truly yours,

APOLLO REALTY INCOME SOLUTIONS, INC.

By:
	Name:	John Calace
	Title:	Chief Financial Officer, Treasurer and Secretary

Accepted and agreed to as of the date first above written:

APOLLO GLOBAL SECURITIES, LLC

By:
	Name:	Jacob Walker
	Title:	Vice President

Schedule 1

Registration Statement(s)

1.	Registration Statement on Form S-11, Registration No. 333-264456.

Schedule 2

Compensation

I. Selling Commissions

Subject to certain Selected Dealers’ right to receive selling commissions as described in the Selected Dealer Agreement, the Company will pay to the Dealer Manager selling commissions in the amount of:

(a) up to 3.0% of the transaction price per share of each Class S Share sold;

(b) up to 1.5% of the transaction price per share of each Class D Share sold;

(c) up to 3.0% of the transaction price per share of each Class F-S Share sold; and

(d) up to 1.5% of the transaction price per share of each Class F-D Share sold.

The Company will not pay to the Dealer Manager any selling commissions in respect of the purchase of any Class I Shares, Class F-I Shares, Class A-I Shares, Class A-II Shares, Class A-III Shares or DRIP Shares.

II. Dealer Manager Fees

The Company will pay to the Dealer Manager dealer manager fees in the amount of up to 0.5% of the transaction price per share of each Class S Share or Class F-S Share sold; however, such amount may vary pursuant to the Selected Dealer Agreement with certain Dealers, provided that the sum of upfront selling commissions and dealer manager fees shall not exceed 3.5% of the transaction price of each Class S Share or Class F-S Share sold.

The Company will not pay to the Dealer Manager any dealer manager fees in respect of the purchase of any Class D Shares, Class I Shares, Class F-D Shares, Class F-I Shares, Class A-I Shares, Class A-II Shares, Class A-III Shares, or DRIP Shares.

III. Servicing Fee

The Company will pay to the Dealer Manager a Servicing Fee with respect to outstanding Class S Shares and Class F-S Shares that is paid monthly in an amount equal to 0.85% per annum of the aggregate NAV of the outstanding Class S Shares and Class F-S Shares.

The Company will pay to the Dealer Manager a Servicing Fee with respect to outstanding Class D Shares and Class F-D Shares that is paid monthly in an amount equal to 0.25% per annum of the aggregate NAV of the outstanding Class D Shares and Class F-D Shares.

The Company will not pay the Dealer Manager a Servicing Fee with respect to Class I Shares, Class F-I Shares, Class A-I Shares, Class A-II Shares, or Class A-III Shares.

EXHIBIT A

FORM OF SELECTED DEALER AGREEMENT